UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/24/2006

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15281

Delaware	76-0233274
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380
(Address of principal executive offices, including zip code)

(281) 719-3400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

In a press release on October 24, 2006, Repros Therapeutics Inc. (the "Company") released preliminary three-month findings from its current six-month European study of Proellex" in the treatment of endometriosis. The study included three dose levels of Proellex" as well as a positive control arm. The positive control was Leuprolide Injection (Lucrin(R)), a GnRH agonist also known as Lupron(R), commonly used for the treatment of endometriosis. Proellex will be administered for six months as a daily oral dose of 12.5mg, 25mg, or 50mg capsules.
A copy of the Company's press release is attached hereto as Exhibit 99.1. The press release is incorporated by reference herein and the foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.

Item 9.01.    Financial Statements and Exhibits

c. Exhibits

Exhibit

Number                Description
99.1                        Press Release dated October 24, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: October 25, 2006	By:	/s/ Louis Ploth Jr.
Louis Ploth Jr.
Vice President, Business Development and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated October 24, 2006.